Exhibit 99.1
News

Investor and Media Contact:
Peggy Reilly Tharp, Caleres
(314) 854-4134, ptharp@caleres.com

Caleres Reports First Quarter 2016 Results
Reduces inventory position by 2.1%
Maintains full-year earnings per share guidance

ST. LOUIS, May 26, 2016 - Caleres (NYSE: CAL, caleres.com), a diverse portfolio of global footwear brands which fit people’s lives, today reported first quarter 2016 financial results.

Consolidated Results

•	Net sales of $584.7 million, down 2.9% driven by a planned reduction in Brand Portfolio sales

•	Gross margin up 111 basis points to 42.4%, benefitting from the exit of some lower margin categories

•	SG&A up less than $1 million, reflecting investments offset by reductions in corporate expense

•	Diluted EPS of $0.41, including investments for long-term growth and a higher tax rate

•	Cash and equivalents of $149.5 million and cash from operations of $65.2 million

•	Inventory down 2.1%, on solid inventory management

“Despite softness in the overall market, we delivered solid sales at Famous Footwear and improved gross margin at Brand Portfolio,” said Diane Sullivan, CEO, president and chairman of Caleres. “We also invested in both businesses, reduced our inventory position and continued to drive omni-channel sales, while maintaining our rock-solid balance sheet. Quarter-to-date, we delivered a 27% improvement in cash and equivalents, while maintaining our inventory productivity.”

Segment Results
Famous Footwear

•	Same-store-sales up 1%, driven by strength in lifestyle athletic products

•	Gross margin down 46 basis points to 46.3%, reflecting increased sales at Famous.com

•	Inventory down 1.7% on an average store basis

•	Opened 10 new stores and operated three more stores year-over-year
Brand Portfolio

•	Sales down 9.1%, reflecting a planned reduction in Healthy Living sales

•	Gross margin up 279 basis points to 35.9%, benefitting from the exit of some lower margin categories

•	Opened four Sam Edelman retail stores and invested in the development of the Diane von Furstenberg and George Brown brands

•	Inventory down 4.1%, on solid inventory management

“The confidence in our business model - and our leadership team’s agility - has allowed us to continue with our existing investments for long-term growth, despite the current retail environment,” said Ken Hannah, chief financial officer of Caleres.  “While we expect these trends to continue into the second quarter, we are currently maintaining our earnings per share guidance for fiscal 2016.”

Outlook for 2016
Consolidated net sales	$2.60B to $2.63B
Famous Footwear same-store-sales	Up low-single digits
Brand Portfolio sales	Flat to down low-single digits
Gross margin	Up 15 to 25 bps
SG&A as a percent of revenue	Down 5 to 15 bps
Effective tax rate	30% to 32%
Earnings per diluted share	$2.00 to $2.10
Capital expenditures	~$70 million

Shareholder Distributions
During the first quarter, Caleres repurchased 450,000 shares of CAL common stock for a total of $12.1 million. The company also declared a quarterly dividend of $0.07 per share, payable July 1, 2016, to shareholders of record as of June 17, 2016. This dividend will be the 373rd consecutive quarterly dividend paid by the company.

Investor Conference Call
Caleres will host an investor conference call at 4:45 p.m. ET today, May 26, 2016. The webcast and slides will be available at investor.caleres.com/news/events. A live conference call will be available at (877) 217-9089 for analysts in North America or (706) 679-1723 for international analysts by using the conference ID 8568446. A replay will be available at investor.caleres.com/news/events/archive for a limited period. Investors may also access the replay by dialing (855-859-2056 in North America or (404) 537-3406 internationally and using the conference ID 8568446 through Thursday, June 9, 2016.

Definitions
All references in this press release, outside of the condensed consolidated financial statements that follow, unless otherwise noted, related to net earnings attributable to Caleres, Inc. and diluted earnings per common share attributable to Caleres, Inc. shareholders, are presented as net earnings and earnings per diluted share, respectively.

Non-GAAP Financial Measures
In this press release, the company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the company provides historic and estimated future gross profit, operating earnings, net earnings and earnings per diluted share adjusted to exclude certain gains, charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains certain forward-looking statements and expectations regarding the company’s future performance and the performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These risks include (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) rapidly changing fashion trends and purchasing patterns; (iii) intense competition within the footwear industry; (iv) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China and other countries, where the Company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (v) the ability to accurately forecast sales and manage inventory levels; (vi) cybersecurity threats or other major disruption to the Company’s information technology systems; (vii) customer concentration and increased consolidation in the retail industry; (viii) a disruption in the Company’s distribution centers; (ix)  the ability to recruit and retain senior management and other key associates; (x) foreign currency fluctuations;  (xi) compliance with applicable laws and standards with respect to labor, trade and product safety issues; (xii) the ability to secure/exit leases on favorable terms; (xiii) the ability to maintain relationships with current suppliers;  and (xiv) the ability to attract, retain, and maintain good relationships with licensors and protect intellectual property rights. The company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in Item 1A of the company’s Annual Report on Form 10-K for the year ended January 30, 2016, which information is incorporated by reference herein and updated by the company’s Quarterly Reports on Form 10-Q. The company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

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About Caleres
Caleres is a diverse portfolio of global footwear brands, which fit people’s lives:  Family, Healthy Living and Contemporary Fashion.  Our products are available virtually everywhere - in the over 1,200 retail stores we operate, in hundreds of major department and specialty stores, on our branded ecommerce sites, and on many additional third-party retail websites.  Famous Footwear and Famous.com serve as our Family brands. Our Contemporary Fashion brands include Sam Edelman, Franco Sarto, Vince, Via Spiga, Diane von Furstenberg, Fergie Footwear and Carlos Santana.  Naturalizer, Dr. Scholl's, LifeStride, Bzees and Ryka represent our Healthy Living brands. Combined, these brands help make Caleres a company with both a legacy and a mission.  Our legacy is our more than 130 years of craftsmanship, our passion for fit and our business savvy, while our mission is to continue to inspire people to feel better feet first.  Visit caleres.com to learn more about us.

SCHEDULE 1

CALERES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	(Unaudited)
	Thirteen Weeks Ended
(Thousands, except per share data)	April 30, 2016	May 2, 2015
Net sales	$584,733	$602,283
Cost of goods sold	336,940	353,757
Gross profit	247,793	248,526
Selling and administrative expenses	219,050	218,190
Operating earnings	28,743	30,336
Interest expense	(3,610)	(4,463)
Interest income	247	304
Earnings before income taxes	25,380	26,177
Income tax provision	(7,502)	(6,786)
Net earnings	17,878	19,391
Net earnings attributable to noncontrolling interests	96	130
Net earnings attributable to Caleres, Inc.	$17,782	$19,261

Basic earnings per common share attributable to Caleres, Inc. shareholders	$0.41	$0.44

Diluted earnings per common share attributable to Caleres, Inc. shareholders	$0.41	$0.44

Basic number of shares	42,433	42,313
Diluted number of shares	42,596	42,458

SCHEDULE 2

CALERES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	April 30, 2016	May 2, 2015	January 30, 2016
(Thousands)
ASSETS
Cash and cash equivalents	$149,534	$66,330	$118,151
Receivables, net	116,961	126,512	153,664
Inventories, net	487,876	498,513	546,745
Prepaid expenses and other current assets	39,809	41,003	56,505
Total current assets	794,180	732,358	875,065

Property and equipment, net	185,586	153,350	179,010
Goodwill and intangible assets, net	129,979	133,657	130,899
Other assets	116,347	141,969	118,349
Total assets	$1,226,092	$1,161,334	$1,303,323

LIABILITIES AND EQUITY
Trade accounts payable	$189,154	$172,116	$237,802
Other accrued expenses	125,405	137,732	152,497
Total current liabilities	314,559	309,848	390,299

Long-term debt	196,659	196,904	196,544
Deferred rent	46,728	41,441	46,506
Other liabilities	60,169	58,821	67,502
Total other liabilities	303,556	297,166	310,552

Total Caleres, Inc. shareholders’ equity	606,879	553,474	601,484
Noncontrolling interests	1,098	846	988
Total equity	607,977	554,320	602,472
Total liabilities and equity	$1,226,092	$1,161,334	$1,303,323

SCHEDULE 3

CALERES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	(Unaudited)
	Thirteen Weeks Ended
(Thousands)	April 30, 2016	May 2, 2015
OPERATING ACTIVITIES:
Net cash provided by operating activities	$65,160	$21,914

INVESTING ACTIVITIES:
Capital expenditures	(16,367)	(12,905)
Capitalized software	(1,820)	(955)
Net cash used for investing activities	(18,187)	(13,860)

FINANCING ACTIVITIES:
Borrowings under revolving credit agreement	103,000	86,000
Repayments under revolving credit agreement	(103,000)	(86,000)
Dividends paid	(3,068)	(3,073)
Acquisition of treasury stock	(12,130)	(4,921)
Issuance of common stock under share-based plans, net	(4,149)	(3,751)
Tax benefit related to share-based plans	3,163	2,401
Net cash used for financing activities	(16,184)	(9,344)
Effect of exchange rate changes on cash and cash equivalents	594	217
Increase (decrease) in cash and cash equivalents	31,383	(1,073)
Cash and cash equivalents at beginning of period	118,151	67,403
Cash and cash equivalents at end of period	$149,534	$66,330

SCHEDULE 4

CALERES, INC.
SUMMARY FINANCIAL RESULTS BY SEGMENT
(Unaudited)

SUMMARY FINANCIAL RESULTS

	Thirteen Weeks Ended
	Famous Footwear		Brand Portfolio		Other		Consolidated
(Thousands)	April 30, 2016	May 2, 2015	April 30, 2016	May 2, 2015	April 30, 2016	May 2, 2015	April 30, 2016	May 2, 2015
Net Sales	$364,596	$360,020	$220,137	$242,263	$—	$—	$584,733	$602,283
Gross Profit	$168,679	$168,214	$79,114	$80,312	$—	$—	$247,793	$248,526
Gross Profit Rate	46.3%	46.7%	35.9%	33.2%	—%	—%	42.4%	41.3%
Operating Earnings (Loss)	$25,753	$27,960	$9,623	$11,060	$(6,633)	$(8,684)	$28,743	$30,336
Operating Earnings %	7.1%	7.8%	4.4%	4.6%	—%	—%	4.9%	5.0%
Same-store Sales % (on a 13-week basis)	1.0%	1.8%	(1.7)%	(2.5)%	—%	—%	—%	—%
Number of Stores	1,043	1,040	168	165	—	—	1,211	1,205

SCHEDULE 5

CALERES, INC.
BASIC AND DILUTED EARNINGS PER SHARE RECONCILIATION

	(Unaudited)
	Thirteen Weeks Ended
(Thousands, except per share data)	April 30, 2016	May 2, 2015

Net earnings attributable to Caleres, Inc.:
Net earnings	$17,878	$19,391
Net earnings attributable to noncontrolling interests	(96)	(130)
Net earnings allocated to participating securities	(486)	(654)
Net earnings attributable to Caleres, Inc. after allocation of earnings to participating securities	$17,296	$18,607

Basic and diluted common shares attributable to Caleres, Inc.:
Basic common shares	42,433	42,313
Dilutive effect of share-based awards	163	145
Diluted common shares attributable to Caleres, Inc.	42,596	42,458

Basic earnings per common share attributable to Caleres, Inc. shareholders	$0.41	$0.44

Diluted earnings per common share attributable to Caleres, Inc. shareholders	$0.41	$0.44